Exhibit 10.4

September 30, 2008

Cano Petroleum, Inc.

Burnett Plaza

801 Cherry Street

Suite 3200, Unit 25

Fort Worth, TX  76102

Re:                               Payment of Prepayment Premium

Ladies and Gentlemen:

Reference is made to the Subordinated Credit Agreement dated as of March 17, 2008, as hereto amended (as so amended, the “Credit Agreement”) among Cano Petroleum, Inc. (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”), and UnionBanCal Equities, Inc. as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined in this letter, each term used in this letter which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

The Borrower has advised the Administrative Agent and the Lenders that the Borrower will make a voluntary prepayment in full of all outstanding principal, interest and fees under the Credit Agreement on September 30, 2008 (“Payment Date”). Pursuant to Section 2.05 of the Credit Agreement, such prepayment of principal must be accompanied by, among other things, a prepayment premium equal to 2.00% of the principal amount being prepaid. The Borrower and the Lenders acknowledge and agree that a prepayment in full of the principal amount of the Advances on the Payment Date would result in a prepayment premium equal to $300,000.00 (“Prepayment Premium Amount”). The Borrower has requested that the Lenders accept a portion of such Prepayment Premium Amount after the Payment Date. Notwithstanding anything to the contrary contained in the Credit Agreement or in any other Loan Document, the Lenders and the Borrower hereby agree that (a) $262,500.00 of the Prepayment Premium Amount shall be paid on the Payment Date and (b) $37,500.00 of the Prepayment Premium Amount shall be paid by the Borrower on or prior to the 75th day after the Payment Date. Notwithstanding the foregoing, UnionBanCal Equities, Inc. shall waive the installment of $37,500.00 if either (i) the Borrower and UnionBanCal Equities, Inc. enter into and close a senior, second lien credit facility with an initial commitment of at least $15,000,000.00 (“New Facility”) by October 31, 2008 or (ii) UnionBanCal Equities, Inc. elects not to enter into and close the New Facility other than as a result of (A) the Borrower’s failure to meet the customary conditions precedent for the closing of the New Facility by October 31, 2008 or (B) a change, occurrence or development that has occurred after the date hereof or has become known to UnionBanCal Equities, Inc. after the date hereof, that is reasonably likely in the opinion of

UnionBanCal Equities, Inc., to have a material adverse effect on the business, prospects, assets, liabilities, operations, or condition (financial or otherwise) of the Borrower and its subsidiaries and affiliates).

This letter agreement (“Agreement”) shall not be assignable by the Borrower without the prior written consent of UnionBanCal Equities, Inc. and may not be amended or otherwise modified except in writing executed by the Borrower and UnionBanCal Equities, Inc. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. This Agreement is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto. The existence and terms of this Agreement shall be kept confidential; provided that the terms may be disclosed (i) to such of your employees and affiliates, officers and directors and legal, accounting and other advisors who have a need to know such information, are informed by you of the confidential nature of the information, and are subject to appropriate confidentiality restrictions, and (ii) as may be required by applicable law or regulations or by an order of a court or governmental agency of competent jurisdiction, provided that you give us prior notice before sharing any such information pursuant to such applicable law or regulations

Very truly yours,

UNIONBANCAL EQUITIES, INC.

		By:	/s/ Ted McNulty
		Name:	Ted McNulty
		Title:	SVP

		By:	/s/ Derrick Pan
		Name:	Derrick Pan
		Title:	V.P.

ACCEPTED AND AGREED TO
This 30th day of September, 2008.

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
Name:	Jeff Johnson
Title:	Chairman & CEO

SQUARE ONE ENERGY, INC.
LADDER COMPANIES, INC.
W.O. ENERGY OF NEVADA, INC.
WO ENERGY, INC.
PANTWIST, LLC
CANO PETRO OF NEW MEXICO, INC.

Each by:	/s/ S. Jeffrey Johnson
Name:	Jeff Johnson
Title:	President

W.O. OPERATING COMPANY, LTD.
By: WO Energy, Inc., its general partner

By:	/s/ S. Jeffrey Johnson
Name:	Jeff Johnson
Title:	President

W.O. PRODUCTION COMPANY, LTD.
By: WO Energy, Inc., its general partner

By:	/s/ S. Jeffrey Johnson
Name:	Jeff Johnson
Title:	President